Exhibit 10.37

EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND

RESERVATION OF RIGHTS

THIS EIGHTH AMENDMENT TO LOAN AND SECURITY AGREEMENT AND RESERVATION OF RIGHTS (this “Amendment”) is made and entered into as of May 7, 2020, by and among ACF FINCO I LP, a Delaware limited partnership (“Lender”), JOHN KEELER & CO. INC., a Florida corporation doing business as Blue Star Foods (“Blue Star”) and COASTAL PRIDE SEAFOOD, LLC, a Florida limited liability company (“Coastal”; Blue Star and Coastal, each a “Borrower” and collectively, “Borrowers”).

Recitals:

WHEREAS, Lender and Borrowers are parties to a certain Loan and Security Agreement dated as of August 31, 2016 (as at any time amended, restated, supplemented or otherwise modified, the “Loan Agreement”);

WHEREAS, Events of Default have occurred and are continuing under the Loan Agreement;

WHEREAS, Borrowers have advised Lender that Blue Star has applied for a Small Business Administration Payroll Protection Program loan;

WHEREAS, the incurrence of such loan would constitute Indebtedness that is not permitted under the Loan Agreement; and

WHEREAS, notwithstanding the existence of certain Events of Default, Borrowers have requested that Lender amend the Loan Agreement to permit such Indebtedness; and

WHEREAS, Lender is willing to amend the Loan Agreement on the terms and subject to the conditions set forth below.

NOW, THEREFORE, for TEN DOLLARS ($10.00) in hand paid and other good and valuable consideration, the receipt and sufficiency of which are hereby severally acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. All capitalized terms used in this Amendment, unless otherwise defined herein, shall have the meanings ascribed to such terms in the Loan Agreement.

2. Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

(a) by adding the following new ARTICLE 12 to the Loan Agreement immediately following the end of ARTICLE 11:

ARTICLE 12. SBA PPP LOAN PROVISIONS.

12.1 Defined Terms. The following terms shall have the meanings set forth below:

“CARES Act” means the Coronavirus Aid, Relief, and Economic Security Act, or the CARES Act, and applicable rules and regulations, as amended from time to time.

“CARES Forgivable Uses” means uses of proceeds of a SBA PPP Loan that are eligible for forgiveness under Section 1106 of the CARES Act.

“CARES Payroll Costs” means “payroll costs” as defined in 15 U.S.C. 636(a)(36)(A)(viii) (as added to the Small Business Act by Section 1102 of the CARES Act).

“Small Business Act” means the Small Business Act (15 U.S. Code Chapter 14A – Aid to Small Business).

“SBA” means the U.S. Small Business Administration.

“SBA PPP Loan” means a loan incurred by Borrower under 15 U.S.C. 636(a)(36) (as added to the Small Business Act by Section 1102 of the CARES Act).

“SBA PPP Loan Lender” means U.S. Century Bank, or such other SBA PPP Loan lender acceptable to Lender in its sole discretion.

“SBA PPP Loan Date” means the date on which Borrower receives the proceeds of the SBA PPP Loan.

12.2 Incurrence of SBA PPP Loan. Notwithstanding anything contained in this Agreement, including any restrictions on the ability of Borrower to incur Indebtedness, Borrower may incur Indebtedness in the form of the SBA PPP Loan from the SBA PPP Loan Lender in an amount not to exceed $344,763.26 in the aggregate.

12.3 Mandatory Prepayment. Notwithstanding anything contained in this Agreement, the incurrence by Borrower of a SBA PPP Loan shall not trigger a mandatory prepayment or constitute a prepayment event under this Agreement.

12.4 Representations and Warranties. Borrower hereby represents and warrants that (a) Borrower is an eligible “small business” for a SBA PPP Loan under the CARES Act, (b) Borrower intends to use the proceeds of the SBA PPP Loan for CARES Payroll Costs and other CARES Forgivable Uses, (c) Borrower agrees to comply with the rules and regulations of the SBA, the Small Business Act, and the CARES Act in all material respects, and (d) all disclosures and representations made by Borrower on its SBA PPP Loan application form (SBA Form 2483) are true and correct in all respects.

12.5 Affirmative Covenants.

(a) The SBA PPP Loan will be an unsecured obligation of Borrower.

(b) Borrower shall, within two (2) Banking Days after the SBA PPP Loan Date, deliver to Lender duly executed copies of all material loan documents evidencing the SBA PPP Loan.

(c) Borrower shall use all of the proceeds of the SBA PPP Loan exclusively for CARES Forgivable Uses in the manner required under the CARES Act to obtain forgiveness of the SBA PPP Loan, which as of the SBA PPP Loan Date, requires that Borrower use not less than 75% of the SBA PPP Loan proceeds for CARES Payroll Costs. Without limiting the foregoing, in no event shall the SBA PPP Loan proceeds be applied to repay any portion of the Obligations (other than any such amounts consisting of interest).

(d) Notwithstanding anything contained in this Agreement, from and after the SBA PPP Loan Date and until determination of the forgiveness of the SBA PPP Loan by the SBA, SBA PPP Loan Lender, or such other agency or entity that will determine the forgiveness of the SBA PPP Loans, Borrower shall maintain the proceeds of the SBA PPP Loan in) a separate deposit account that contains no other funds other than the proceeds of the SBA PPP Loan (such separate deposit account, the “SBA PPP Loan Account”), which is not subject to (x) a deposit account control agreement (except in favor of Lender), (y) a sweep mechanism on favor of any Person, or (z) set-off in favor of the SBA PPP Loan Lender. Borrower shall provide Lender read-only access to the SBA PPP Loan Account and all account statements related thereto. No later than thirty (30) days after the earlier of (1) the date of determination by the SBA, SBA PPP Loan Lender, or such other agency or entity that will determine the forgiveness of the SBA PPP Loans and (2) the 121st day after the SBA PPP Loan Date, Borrower shall deliver a deposit account control agreement in favor of Lender over the SBA PPP Loan Account, in form and substance acceptable to Lender, or evidence reasonably acceptable to Lender that the SBA PPP Loan Account has been closed.

(e) Borrower shall deliver to Lender a weekly disbursements journal, from the SBA PPP Loan Account, with sufficient detail for Lender to identify the recipients of the proceeds of the SBA PPP Loan and otherwise in form and substance acceptable to Lender.

(f) Borrower shall (i) maintain all records required to be submitted in connection with the forgiveness of the SBA PPP Loan, (ii) apply for forgiveness of the SBA PPP Loan in accordance with regulations implementing Section 1106 of the CARES Act within 30 days after the last day of the eight week period immediately following the SBA PPP Loan Date, (iii) provide Lender with a copy of its application for forgiveness and all supporting documentation required by the SBA or the SBA PPP Loan Lender in connection with the forgiveness of the SBA PPP Loan, and (iv) notify Lender, no later than two (2) Banking Days after Borrower’s receipt of any determination made with respect to such application for forgiveness under the CARES Act.

12.6 Treatment of SBA PPP Loan in Loan Covenants. Notwithstanding anything contained in this Agreement, the SBA PPP Loan (other than interest thereon, to the extent not eligible for forgiveness) shall be disregarded for purposes of calculating financial covenants (or any component definition) in this Agreement, except that if any portion of the SBA PPP Loan is not forgiven, for purposes of calculating financial covenants in this Agreement, the unforgiven portion (a) will not be disregarded and (b) will be deemed to have been incurred as of the date of determination by the SBA or the SBA PPP Loan Lender that such portion is not forgiven. Without limiting the foregoing, (i) any forgiven portion of the SBA PPP Loan shall be disregarded in the calculation of EBITDA (whether through inclusion in net income or otherwise) and (ii) the balance in the SBA PPP Loan Account shall be excluded from any liquidity calculations.

12.7 Prohibition on the Prepayment of the SBA PPP Loan. Borrower may not prepay the SBA PPP Loan in whole or in part, without the prior written consent of Lender.

12.8 Event of Default. Notwithstanding anything to the contrary contained in this Agreement, it shall be an immediate an incurable Event of Default hereunder if Borrower fails to comply with any provision set forth in this ARTICLE 12.

(b) by amending the Definitions Schedule to the Loan Agreement by deleting clause (b) of the definition of “Borrowing Base” contained therein and substituting the following in lieu thereof:

(b) the least of (i) $10,000,000, (ii) seventy percent (70%) of the Value of Eligible Inventory at such time, and (iii) eighty-five percent (85%) of the NOLV of Eligible Inventory, less

3. Reservation of Rights. Lender previously notified Borrowers of the existence of certain Events of Default under Section 9.1(c) of the Loan Agreement due to Borrowers’ failure to: (a) deliver to Lender, within 30 days after calendar month end, Borrowers’ monthly financial statements for the month ending December 31, 2019, as required by Section 6.5 of the Loan Agreement, and (b) maintain EBITDA of (i) not less than ($50,000) for the one month period ending November 30, 2019, (ii) not less than ($50,000) for the one month period ending December 31, 2019, (iii) not less than ($25,000) for the four month period ending January 31, 2020, and (b) not less than $18,000 for the five month period ending February 29, 2020, in each case, as required by Section 8.22 of the Loan Agreement (collectively, the “Previously Noticed Specified Defaults”). In addition, Lender hereby notifies Borrowers of the existence of additional Events of Default under (a) Section 9.1(c) of the Loan Agreement as a result of Borrowers’ failure to deliver to Lender, on or before December 31, 2019, its financial projections for the 2020 Fiscal Year and each succeeding Fiscal Year ending on or prior to the Revolving Credit Termination Date, as required under Section 6.7 of the Loan Agreement and (b) Section 9.1(e) of the Loan Agreement as a result of Borrowers’ failure to deliver to Lender the original Perfect Crab Note (as defined in that certain Joinder and Seventh Amendment to Loan and Security Agreement dated as of November 26, 2019, among Borrowers and Lender (the “Seventh Amendment”)), as required under Section 12 of the Seventh Amendment (the “Additional Specified Defaults”, and together with the Previously Noticed Specified Defaults, the “Specified Defaults”). As a result of the Specified Defaults, Lender is legally entitled to, among other things: (a) declare all of the Obligations immediately due, payable and performable and to enforce collection of the Obligations by repossessing and disposing of any interest in the Collateral, and to proceed against any and all of Borrowers and Guarantors for any deficiency, and (b) pursue and enforce any and all of its remedies against Borrowers, Guarantors, and any Collateral as are more specifically set forth in the Loan Documents or as is otherwise permitted under applicable law.

Lender reserves all of its rights and remedies under the Loan Agreement, the other Loan Documents and applicable law. Without limiting the foregoing, Lender previously elected to charge (and continues to charge) the Default Rate effective as of April 1, 2020, and interest shall continue to accrue at such rate during the continuance of the Specified Default or any other Event of Default. By signing this Amendment, Borrowers acknowledge Lender’s election.

Lender has not agreed to (and has no obligation whatsoever to discuss, negotiate or agree to any restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents. The execution and delivery of this Amendment has not established any course of dealing between the parties or created any obligation or agreement of Lender with respect to any future restructuring, modification, amendment, waiver or forbearance with respect to the Obligations or any of the terms of the Loan Documents.

Lender’s honoring of any future request for one or more Loans or other Advances under the Loan Agreement will not operate as a waiver of any Specified Default or other Event of Default or any right or remedy under the Loan Agreement or any of the other Loan Documents and will not be deemed to establish a course of dealing or course of conduct so as to justify any expectation by Borrowers that Lender will make future advances during the continuance of any Event of Default (including, but not limited to, the Specified Defaults).

4. Ratification and Reaffirmation. Each Borrower hereby ratifies and reaffirms the Obligations, each of the Loan Documents and all of such Borrower’s covenants, duties, indebtedness and liabilities under the Loan Documents.

5. Acknowledgments and Stipulations. Each Borrower acknowledges and stipulates that the Loan Agreement and the other Loan Documents executed by such Borrower are legal, valid and binding obligations of such Borrower that are enforceable against such Borrower in accordance with the terms thereof; all of the Obligations are owing and payable without defense, offset or counterclaim (and to the extent there exists any such defense, offset or counterclaim on the date hereof, the same is hereby waived by such Borrower); the security interests and liens granted by such Borrower in favor of Lender are duly perfected, first priority security interests and liens; and the unpaid principal amount of the Loans on and as of the opening of business on May 7, 2020, totaled $4,063,512.84.

6. Representations and Warranties. Each Borrower represents and warrants to Lender, to induce Lender to enter into this Amendment, that no Default or Event of Default exists on the date hereof other than the Specified Defaults; the execution, delivery and performance of this Amendment have been duly authorized by all requisite corporate action on the part of such Borrower and this Amendment has been duly executed and delivered by such Borrower; and all of the representations and warranties made by such Borrower in the Loan Agreement are true and correct on and as of the date hereof.

7. Reference to Loan Agreement. Upon the effectiveness of this Amendment, each reference in the Loan Agreement to “this Agreement,” “hereunder,” or words of like import shall mean and be a reference to the Loan Agreement, as amended by this Amendment.

8. Breach of Amendment. This Amendment shall be part of the Loan Agreement and a breach of any representation, warranty or covenant herein shall constitute an Event of Default.

9. Conditions Precedent. The effectiveness of the amendments contained in Section 2 hereof are subject to the satisfaction of each of the following conditions precedent, in form and substance satisfactory to Lender, unless satisfaction thereof is specifically waived in writing by Lender:

(a) Lender shall have received each of the following:

(i) a counterpart of this Amendment duly executed by Borrowers and acknowledged by Guarantors;

(ii) such other documents, instruments and agreements as Lender may require; and

(b) No Default or Event of Default shall exist other than the Specified Defaults.

9. Expenses of Lender. Borrowers agree to pay, on demand, all costs and expenses incurred by Lender in connection with the preparation, negotiation and execution of this Amendment and any other Loan Documents executed pursuant hereto and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Lender’s legal counsel and any taxes or expenses associated with or incurred in connection with any instrument or agreement referred to herein or contemplated hereby.

10. Governing Law. This Amendment shall be governed by and construed in accordance with the internal laws of the State of New York.

11. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

12. No Novation, etc. Except as otherwise expressly provided in this Amendment, nothing herein shall be deemed to amend or modify any provision of the Loan Agreement or any of the other Loan Documents, each of which shall remain in full force and effect. This Amendment is not intended to be, nor shall it be construed to create, a novation or accord and satisfaction, and the Loan Agreement as herein modified shall continue in full force and effect.

13. Counterparts; Facsimile Signatures. This Amendment may be executed in any number of counterparts and by different parties to this Amendment on separate counterparts, each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute one and the same agreement. Any signature delivered by a party by facsimile or other electronic transmission shall be deemed to be an original signature hereto.

14. Further Assurances. Each Borrower agrees to take such further actions as Lender shall reasonably request from time to time in connection herewith to evidence or give effect to the amendments set forth herein or any of the transactions contemplated hereby.

15. Section Titles. Section titles and references used in this Amendment shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreements among the parties hereto.

16. Release of Claims. To induce Lender to enter into this Amendment, each Borrower hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that any Borrower now has or ever had against Lender arising under or in connection with any of the Loan Documents or otherwise. Each Borrower represents and warrants to Lender that no Borrower has transferred or assigned to any Person any claim that any Borrower ever had or claimed to have against Lender.

17. Waiver of Jury Trial. To the fullest extent permitted by applicable law, the parties hereto each hereby waives the right to trial by jury in any action, suit, counterclaim or proceeding arising out of or related to this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first written above.

LENDER:

ACF FINCO I LP

By:	/s/ John Nooney
Name:	John Nooney
Its:	Managing Director

BORROWERS:

JOHN KEELER & CO. INC.

By:	/s/ John Keeler
Name:	John Keeler
Its:	CEO

COASTAL PRIDE SEAFOOD, LLC

By:	/s/ John Keeler
Name:	John Keeler
Its:	CEO

[Eighth Amendment to Loan and Security Agreement and Reservation of Rights]

CONSENT AND REAFFIRMATION

Each of the undersigned guarantors of the Obligations of Borrowers at any time owing to Lender hereby (i) acknowledges receipt of a copy of the foregoing Eighth Amendment to Loan and Security Agreement and Reservation of Rights (the “Amendment”); (ii) consents to Borrowers’ execution and delivery thereof; (iii) agrees to be bound thereby; (iv) affirms that nothing contained therein shall modify in any respect whatsoever its guaranty of the Obligations and reaffirms that such guaranty is and shall remain in full force and effect; and (v) hereby releases, acquits and forever discharges Lender, and all officers, directors, agents, employees, successors and assigns of Lender, from any and all liabilities, claims, demands, actions or causes of action of any kind or nature (if there be any), whether absolute or contingent, disputed or undisputed, at law or in equity, or known or unknown, that such Guarantor now has or ever had against Lender arising under or in connection with such guaranty, any of the Loan Documents or otherwise.

IN WITNESS WHEREOF, the undersigned have executed this Consent and Reaffirmation as of the date of the Amendment.

/s/ John Keeler
JOHN R. KEELER

BLUE STAR FOODS CORP.

By:	/s/ John Keeler
Name:	John Keeler
Its:	CEO